Exhibit 99.1

Union Pacific Reports Fourth Quarter and Full Year 2019 Results

FOR IMMEDIATE RELEASE

Omaha, Neb., January 23, 2020 – Union Pacific Corporation (NYSE: UNP) today reported 2019 fourth quarter net income of $1.4 billion, or $2.02 per diluted share. This compares to $1.6 billion, or $2.12 per diluted share, in the fourth quarter 2018.

“Given the challenging volume environment, we leveraged strong productivity to deliver solid financial results including the third consecutive quarter with an operating ratio below 60 percent,” said Lance Fritz, Union Pacific chairman, president and chief executive officer. “The work our employees are doing as part of Unified Plan 2020 has been transformational and key to providing a safe, reliable and consistent service product for our customers.”

Fourth Quarter Summary

Operating revenue of $5.2 billion was down 9 percent in fourth quarter 2019, compared to fourth quarter 2018. Fourth quarter business volumes, as measured by total revenue carloads, decreased 11 percent compared to 2018. Industrial volumes were flat compared to 2018, while agricultural products, premium and energy shipments declined.  In addition:

•	Quarterly freight revenue declined 10 percent, compared to fourth quarter 2018, as core pricing gains and a positive business mix were offset by lower volumes and decreased fuel surcharge revenue.
•	Union Pacific’s 59.7 percent operating ratio represented a fourth quarter record and the third consecutive quarter below 60 percent, improving 1.9 points compared to fourth quarter 2018.

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•	The $2.16 per gallon average quarterly diesel fuel price in fourth quarter 2019 was 7 percent lower than fourth quarter 2018.
•	Quarterly freight car velocity was 220 daily miles per car, a 5 percent improvement compared to fourth quarter 2018.
•	Terminal dwell was 23.3 hours, a 13 percent improvement compared to fourth quarter 2018.
•	The Company repurchased 3.6 million shares in fourth quarter 2019 at an aggregate cost of $599 million.

Summary of Fourth Quarter Freight Revenues

•	Industrial flat
•	Agricultural Products down 2 percent
•	Premium down 14 percent
•	Energy down 25 percent

2019 Full Year Summary

For the full year 2019, Union Pacific reported net income of $5.9 billion or $8.38 per diluted share, which represents a 1 percent decrease and 6 percent increase, respectively, when compared to 2018.

Operating revenue totaled $21.7 billion compared to $22.8 billion in 2018.  Operating income totaled $8.6 billion, which was flat compared to 2018.  In addition:

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Freight revenue totaled $20.2 billion, a 5 percent decrease compared to 2018.  Carloadings were down 6 percent versus 2018, with growth in industrial volumes more than offset by fewer agricultural products, premium and energy shipments.

•	Union Pacific’s operating ratio improved to a best ever 60.6 percent, 2.1 points lower than 2018.
•	Average diesel fuel prices decreased 7 percent to $2.13 per gallon in 2019 from $2.29 per gallon in 2018.

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•	Fuel consumption rate, measured in gallons of fuel per thousand gross ton miles, improved 2% in 2019 compared to 2018.
•	Union Pacific recognized a payroll tax refund of $78.5 million, along with associated interest income of $31.3 million in 2019.
•	Freight car velocity was 208 daily miles per car, a 6 percent improvement compared to full year 2018.
•	Terminal dwell was 24.8 hours, a 17 percent improvement compared to full year 2018.
•	Union Pacific’s reportable personal injury rate of 0.90 incidents per 200,000 employee hours increased 11 percent compared to full year 2018.
•	Union Pacific’s capital program in 2019 totaled $3.2 billion.
•	Union Pacific repurchased 35 million shares in 2019 at an aggregate cost of $5.8 billion.

2020 Outlook

“While we are pleased with our progress in providing a highly consistent, reliable and efficient service product for our customers, we must improve our safety results,” Fritz said. “As always, we remain focused on growing the business and improving margins while driving shareholder returns.”

Fourth Quarter 2019 Earnings Conference Call

Union Pacific will webcast its fourth quarter 2019 earnings release presentation live at www.up.com/investor and via teleconference on Thursday, January 23, 2020 at 8:45 a.m. Eastern Time. Alternatively, the webcast can be accessed directly through the following link. Participants may join the conference call by dialing 877/407-8293 (or for international participants, 201/689-8349).

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ABOUT UNION PACIFIC

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America's most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. The railroad's diversified business mix is classified into its Agricultural Products, Energy, Industrial and Premium business groups. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada's rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Union Pacific Investor contact: Brad Stock at 402-544-4227 or bkstock@up.com

Union Pacific Media contact: Raquel Espinoza at 402-544-5034 or respinoza@up.com

Supplemental financial information is attached.

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This presentation and related materials contain statements about the Company’s future that are not statements of historical fact, including specifically the statements regarding the Company’s expectations with respect to economic conditions and demand levels and its ability to improve network performance and customer service.  These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934.  Forward-looking statements also generally include, without limitation, information or statements regarding:  projections, predictions, expectations, estimates or forecasts as to the Company’s and its subsidiaries’ business, financial, and operational results, and future economic performance;  and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved.  Forward-looking information, including expectations regarding operational and financial improvements and the Company’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.  Important factors, including risk factors, could affect the Company’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for 2018, which was filed with the SEC on February 8, 2019.  The Company updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made.  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.  References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	4th Quarter				Full Year
For the Periods Ended December 31,	2019	2018	%		2019	2018	%
Operating Revenues
Freight revenues	$4,851	$5,387	(10)%		$20,243	$21,384	(5)%
Other	361	370	(2)		1,465	1,448	1
Total operating revenues	5,212	5,757	(9)		21,708	22,832	(5)
Operating Expenses
Compensation and benefits	1,049	1,280	(18)		4,533	5,056	(10)
Purchased services and materials	531	582	(9)		2,254	2,443	(8)
Depreciation	559	555	1		2,216	2,191	1
Fuel	512	640	(20)		2,107	2,531	(17)
Equipment and other rents	230	269	(14)		984	1,072	(8)
Other	231	221	5		1,060	1,022	4
Total operating expenses	3,112	3,547	(12)		13,154	14,315	(8)
Operating Income	2,100	2,210	(5)		8,554	8,517	-
Other income	56	46	22		243	94	F
Interest expense	(278)	(240)	16		(1,050)	(870)	21
Income before income taxes	1,878	2,016	(7)		7,747	7,741	-
Income taxes	(475)	(462)	3		(1,828)	(1,775)	3
Net Income	$1,403	$1,554	(10)		$5,919	$5,966	(1)

Share and Per Share
Earnings per share - basic	$2.03	$2.13	(5)%		$8.41	$7.95	6%
Earnings per share - diluted	$2.02	$2.12	(5)		$8.38	$7.91	6
Weighted average number of shares - basic	692.2	729.4	(5)		703.5	750.9	(6)
Weighted average number of shares - diluted	694.9	732.9	(5)		706.1	754.3	(6)
Dividends declared per share	$0.97	$0.80	21		$3.70	$3.06	21

Operating Ratio	59.7%	61.6%	(1.9)	pts	60.6%	62.7%	(2.1)	pts
Effective Tax Rate	25.3%	22.9%	2.4		23.6%	22.9%	0.7

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	4th Quarter			Full Year
For the Periods Ended December 31,	2019	2018	%	2019	2018	%
Freight Revenues (Millions)
Agricultural Products	$1,099	$1,124	(2)%	$4,444	$4,469	(1)%
Energy	838	1,110	(25)	3,761	4,608	(18)
Industrial	1,407	1,405	-	5,796	5,679	2
Premium	1,507	1,748	(14)	6,242	6,628	(6)
Total	$4,851	$5,387	(10)%	$20,243	$21,384	(5)%
Revenue Carloads (Thousands)
Agricultural Products	270	275	(2)%	1,091	1,124	(3)%
Energy	325	404	(20)	1,408	1,650	(15)
Industrial	431	431	-	1,787	1,752	2
Premium [a]	967	1,132	(15)	4,060	4,382	(7)
Total	1,993	2,242	(11)%	8,346	8,908	(6)%
Average Revenue per Car
Agricultural Products	$4,070	$4,079	-%	$4,072	$3,973	2%
Energy	2,573	2,748	(6)	2,671	2,793	(4)
Industrial	3,268	3,258	-	3,244	3,241	-
Premium	1,560	1,546	1	1,538	1,513	2
Average	$2,435	$2,403	1%	$2,425	$2,400	1%

[a]For intermodal shipments, each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

	Dec. 31,	Dec. 31,
Millions, Except Percentages	2019	2018
Assets
Cash and cash equivalents	$831	$1,273
Short-term investments	60	60
Other current assets	2,568	2,830
Investments	2,050	1,912
Net properties	53,916	52,679
Operating lease assets	1,812	-
Other assets	436	393
Total assets	$61,673	$59,147

Liabilities and Common Shareholders' Equity
Debt due within one year	$1,257	$1,466
Other current liabilities	3,094	3,160
Debt due after one year	23,943	20,925
Operating lease liabilities	1,471	-
Deferred income taxes	11,992	11,302
Other long-term liabilities	1,788	1,871
Total liabilities	43,545	38,724
Total common shareholders' equity	18,128	20,423
Total liabilities and common shareholders' equity	$61,673	$59,147

Return on Average Common Shareholders' Equity	30.7%	26.4%
Return on Invested Capital as Adjusted (ROIC)*	15.0%	15.1%

*ROIC is a non-GAAP measure; however, management believes that it is an important measure in evaluating the efficiency and effectiveness of our long-term capital investments. See page 9 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Full Year
For the Periods Ended December 31,	2019	2018
Operating Activities
Net income	$5,919	$5,966
Depreciation	2,216	2,191
Deferred income taxes	566	338
Other - net	(92)	191
Cash provided by operating activities	8,609	8,686

Investing Activities
Capital investments*	(3,453)	(3,437)
Maturities of short-term investments	130	90
Purchases of short-term investments	(115)	(90)
Other - net	3	26
Cash used in investing activities	(3,435)	(3,411)

Financing Activities
Share repurchase programs	(5,804)	(8,225)
Debt issued	3,986	6,892
Dividends paid	(2,598)	(2,299)
Debt repaid	(817)	(1,736)
Debt exchange	(387)	-
Net issuance of commercial paper	(6)	194
Other - net	(20)	(48)
Cash used in financing activities	(5,646)	(5,222)

Net Change in Cash, Cash Equivalents and Restricted Cash	(472)	53
Cash, cash equivalents and restricted cash at beginning of year	1,328	1,275
Cash, Cash Equivalents and Restricted Cash at End of Year	$856	$1,328

Free Cash Flow**
Cash provided by operating activities	$8,609	$8,686
Cash used in investing activities	(3,435)	(3,411)
Dividends paid	(2,598)	(2,299)
Free cash flow	$2,576	$2,976

*Capital investments include locomotive and freight car early lease buyouts of $290 million in both 2019 and 2018.

**Free cash flow is a non-GAAP measure; however, we believe this measure is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	4th Quarter			Full Year
For the Periods Ended December 31,	2019	2018	%	2019	2018	%
Operating/Performance Statistics
Freight car velocity (daily miles per car) [a]	220	209	5%	208	196	6%
Average train speed (miles per hour) [a] *	26.2	26.0	1	25.1	26.1	(4)
Average terminal dwell time (hours) [a] *	23.3	26.9	(13)	24.8	29.8	(17)
Locomotive productivity (GTMs per horsepower day)	126	111	14	120	106	13
Gross ton-miles (GTMs) (millions)	200,801	230,537	(13)	846,616	928,587	(9)
Workforce productivity (car miles per employee)	874	840	4	857	839	2
Employees (average)	34,563	41,696	(17)	37,483	41,967	(11)

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$ 2.16	$ 2.33	(7)%	$ 2.13	$ 2.29	(7)%
Fuel consumed in gallons (millions)	228	265	(14)	953	1,068	(11)
Fuel consumption rate**	1.140	1.148	(1)	1.126	1.150	(2)

Revenue Ton-Miles (Millions)
Agricultural Products	23,560	24,767	(5)%	96,365	101,759	(5)%
Energy	29,483	40,891	(28)	134,751	170,045	(21)
Industrial	24,237	24,530	(1)	99,171	100,469	(1)
Premium	22,652	25,420	(11)	93,146	101,684	(8)
Total	99,932	115,608	(14)%	423,433	473,957	(11)%

[a]    Prior years have been recast to conform to the current year presentation.

*Surface Transportation Board reported performance measures.

**Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

	2019
Millions, Except Per Share Amounts and Percentages,	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating Revenues
Freight revenues	$5,010	$5,236	$5,146	$4,851	$20,243
Other	374	360	370	361	1,465
Total operating revenues	5,384	5,596	5,516	5,212	21,708
Operating Expenses
Compensation and benefits	1,205	1,145	1,134	1,049	4,533
Purchased services and materials	576	573	574	531	2,254
Depreciation	549	551	557	559	2,216
Fuel	531	560	504	512	2,107
Equipment and other rents	258	260	236	230	984
Other	305	247	277	231	1,060
Total operating expenses	3,424	3,336	3,282	3,112	13,154
Operating Income	1,960	2,260	2,234	2,100	8,554
Other income	77	57	53	56	243
Interest expense	(247)	(259)	(266)	(278)	(1,050)
Income before income taxes	1,790	2,058	2,021	1,878	7,747
Income taxes	(399)	(488)	(466)	(475)	(1,828)
Net Income	$1,391	$1,570	$1,555	$1,403	$5,919

Share and Per Share
Earnings per share - basic	$1.94	$2.23	$2.22	$2.03	$8.41
Earnings per share - diluted	$1.93	$2.22	$2.22	$2.02	$8.38
Weighted average number of shares - basic	716.8	705.5	699.3	692.2	703.5
Weighted average number of shares - diluted	719.5	708.0	701.9	694.9	706.1
Dividends declared per share	$0.88	$0.88	$0.97	$0.97	$3.70

Operating Ratio	63.6%	59.6%	59.5%	59.7%	60.6%
Effective Tax Rate	22.3%	23.7%	23.1%	25.3%	23.6%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Freight Revenues (Millions)
Agricultural Products	$1,067	$1,155	$1,123	$1,099	$4,444
Energy	982	966	975	838	3,761
Industrial	1,410	1,494	1,485	1,407	5,796
Premium	1,551	1,621	1,563	1,507	6,242
Total	$5,010	$5,236	$5,146	$4,851	$20,243
Revenue Carloads (Thousands)
Agricultural Products	259	284	278	270	1,091
Energy	358	351	374	325	1,408
Industrial	429	460	467	431	1,787
Premium [a]	1,041	1,042	1,010	967	4,060
Total	2,087	2,137	2,129	1,993	8,346
Average Revenue per Car
Agricultural Products	$4,123	$4,057	$4,042	$4,070	$4,072
Energy	2,740	2,753	2,613	2,573	2,671
Industrial	3,292	3,242	3,178	3,268	3,244
Premium	1,489	1,557	1,546	1,560	1,538
Average	$2,401	$2,450	$2,417	$2,435	$2,425

[a]For intermodal shipments, each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Adjusted Debt / Adjusted EBITDA*
Millions, Except Ratios	Dec. 31,	Dec. 31,	Dec. 31,
for the Twelve Months Ended	2019	2018	2017
Net income	$5,919	$5,966	$10,712
Add:
Income tax expense/(benefit)	1,828	1,775	(3,080)
Depreciation	2,216	2,191	2,105
Interest expense	1,050	870	719
EBITDA	$11,013	$10,802	$10,456
Adjustments:
Other income	(243)	(94)	(245)
Interest on operating lease liabilities**	68	84	98
Adjusted EBITDA	$10,838	$10,792	$10,309
Debt	$25,200	$22,391	$16,944
Operating lease liabilities***	1,833	2,271	2,140
Unfunded pension and OPEB,
net of taxes of $124, $135, and $238	400	456	396
Adjusted debt	$27,433	$25,118	$19,480
Adjusted debt / Adjusted EBITDA	2.5	2.3	1.9

*Total debt plus operating lease liabilities plus after-tax unfunded pension and OPEB obligation divided by net income plus income tax expense, depreciation, amortization, interest expense and adjustments for other income and interest on operating lease liabilities. Adjusted debt to adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income and interest on operating lease liabilities) is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the Company’s ability to sustain given debt levels (including leases) with the cash generated from operations. In addition, a comparable measure is used by rating agencies when reviewing the Company’s credit rating. Adjusted debt to Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. The table above provides reconciliations from net income to adjusted debt to adjusted EBITDA. At December 31, 2019 and December 31, 2018, the incremental borrowing rate on operating leases was 3.7%. At December 31, 2017, operating leases were discounted using our effective interest rate on debt of 4.6%.

**Represents the hypothetical interest expense we would incur (using the incremental borrowing rate) if the property under our operating leases were owned or accounted for as finance leases.

***Effective January 1, 2019, the Company adopted Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases.  ASU 2016-02 requires companies to recognize lease assets and lease liabilities on the balance sheet.  Prior to adoption, the present value of operating leases was used in this calculation.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Return on Average Common Shareholders' Equity

Millions, Except Percentages	2019	2018	2017
Net income	$5,919	$5,966	$10,712
Average equity	$19,276	$22,640	$22,394
Return on average common shareholders' equity	30.7%	26.4%	47.8%

Return on Invested Capital as Adjusted (ROIC)*

Millions, Except Percentages	2019	2018	2017
Net income	$5,919	$5,966	$10,712
Interest expense	1,050	870	719
Interest on average operating lease liabilities	76	82	105
Taxes on interest	(266)	(218)	(309)
Net operating profit after taxes as adjusted	$6,779	$6,700	$11,227
Average equity	$19,276	$22,640	$22,394
Average debt	23,796	19,668	15,976
Average operating lease liabilities	2,052	2,206	2,288
Average invested capital as adjusted	$45,124	$44,514	$40,658
Return on invested capital as adjusted	15.0%	15.1%	27.6%

*ROIC is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K, and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the efficiency and effectiveness of our long-term capital investments. In addition, we currently use ROIC as a performance criteria in determining certain elements of equity compensation for our executives. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is Return on Average Common Shareholders’ Equity. The tables above provide reconciliations from return on average common shareholders’ equity to ROIC. At December 31, 2019 and December 31, 2018, the incremental borrowing rate on operating leases was 3.7%. At December 31, 2017, operating leases were discounted using our effective interest rate on debt of 4.6%.